Exhibit 10



                          AMENDMENT TO CONTRACT BETWEEN
                          FREDERICK BREWING COMPANY AND
                THE LEAD GENERATION/CORPORATE RELATIONS AGREEMENT
                              DATED MARCH 13, 1997


         Pursuant to paragraph 8, of the Lead Generation/Corporate Relations Agreement dated March 13, 1997, this will serve as an Amendment to said Contract after it has been properly executed as required in paragraph 8.

         The parties hereto agree as follows:

         1. Exhibit "A", item I, subparagraph A, is hereby amended to read: an additional two (2) - four (4) page advertorials will be created (150,000 print run, each) for which Frederick Brewing Company agrees to pay Corporate Relations Group, Inc. the sum of $235,000.00 in total.


This Letter of Agreement modifying the Agreement dated March 13, 1997 are the only changes and modifications agreed to by all parties.

         IN WITNESS WHEREOF, this Agreement is executed as of August 8, 1997.

CORPORATE RELATIONS GROUP, INC.             FREDERICK BREWING COMPANY



By: /s/ Joseph H. Landis                    By: /s/ Kevin E. Brannon
    ---------------------------                 ---------------------
    Joseph H. Landis                            Kevin E. Brannon
    President                                   Chairman/CEO


    /s/ James W. Spratt, III
    ---------------------------
    James W. Spratt, III
    Consultant

                               MONEYWORLD MAGAZINE

                          ADVERTISING INSERT AGREEMENT
                          GULF ATLANTIC PUBLISHING INC.

THIS AGREEMENT is made this 7th day of August, 1997, between GULF ATLANTIC PUBLISHING INC., a Florida corporation (hereinafter "GAP"), and FREDERICK BREWING COMPANY, (hereinafter the "Client").


                                    RECITALS

1.  The Client wishes to retain GAP for an Insert (AD) in MoneyWorld Magazine.

2.  GAP is willing to provide such services as are more fully described herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1. Furnishing of Information by Client. The Client shall furnish to GAP information about the Client such as copies of disclosure and filing materials, financial statements, business plans, promotional information and background of the Client's officers and directors ("Information Package"). The Client understands that the sole purpose for providing GAP with the Information Package is for utilization in the preparation of the Ad. GAP is not obligated to assess the financial viability of the Client. GAP may rely on, and assume the accuracy of the Information Package.

2. Representations and Warranties of Client. The Client represents that all information included in the Information Package furnished to GAP shall disclose all material facts and shall not omit any facts necessary to make statements made on behalf of the Client not misleading.

3. Covenants of the Client. The Client covenants and warrants that any information submitted for dissemination will be truthful, accurate, in compliance with all copyright laws and all other applicable laws and regulations and will not be submitted in connection with any improper or illegal act or deed.

4. Based on the Information Package, GAP will perform the services more fully described in Exhibit "A", and follow the procedures outlined below 4(A), 4(B), and 4(C).

    (a) Preparation of Proofs. GAP shall prepare proofs of the agreed upon materials and information, as set for dissemination, for the Client's review and approval;

    (b) Correction and Changes of Proofs. GAP shall make all corrections and changes that the Client may request.

    (c) Sign Offs. All approvals, corrections and change of proofs by the Client shall be signed by a duly authorized representative of the Client. The Client hereby designates the individual(s) listed in Exhibit "C" hereof as authorized representatives for purposes of this paragraph 4(a), (b) and (c); and GAP may rely upon this designation.

5.  Compensation.  Refer to Exhibit "B".

6. It is understood and agreed by the Parties that the above compensation in U.S. currency, or free trading shares of the Company, should be paid timely upon execution of this Agreement. GAP will retain the option, but is not compelled to begin its performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

7. Assumption of Liability and Indemnification. The Client assumes and claims all responsibility and liability for the content of all information disseminated on behalf of the Client which have been approved by Client. The Client shall indemnify and hold GAP, its subsidiaries and parent company harmless from and against all demands, claims or liability arising for any reason due to the context of information disseminated on behalf of the Client. This indemnity shall include any costs incurred by GAP including, but not limited to, legal fees and expenses incurred both in administrative proceedings, at trial and appellate levels, in settlement of claims and payment of any judgment against GAP.

8. Assignment and Delegation. Neither party may assign any rights or delegate any duties hereunder without the other party's express prior written consent.

9. Entire Agreement. This writing contains the entire agreement of the parties. No representations were made or relied upon by either party, other than those expressly set forth. Furthermore, the Client understands that GAP makes no guarantees, assurances or representations in regard to the results of the running of Advertising in its publication MoneyWorld Magazine. No agent, employee or other representative of either party is empowered to alter any of the above terms, unless done in writing and signed by an executive officer of the respective parties.

10. Controlling Law and Venue. This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Florida. The proper venue and jurisdiction shall be the Circuit Court in Orange County, Florida.

11. Prevailing Party. In the event of the institution of any legal proceedings or litigation, at the trial level or appellate level, with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party all costs, reasonable attorney's fees and expenses.

12. Failure to Object not a Waiver. The failure of either party to this Agreement to object to, or to take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future violation, breach or wrongful conduct.

13. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the representative or Company as follows:

    COMPANY: GULF ATLANTIC PUBLISHING INC.
             1801 Lee Road, Suite 301
             Winter Park, FL 32789
             Attention:  Joseph H. Landis, President

    CLIENT:  FREDERICK BREWING COMPANY
             4607 Wedgewood Blvd.
             Frederick, MD 21703
             Attention:  Kevin E. Brannon, Chairman/CEO

14. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

15. Time. For all intents and purposes, time is of the essence with this Agreement.

16. Agreement Not To Hire. The Client understands and appreciates that GAP has invested a tremendous amount of time, energy and expertise in the training of its employees to be able to provide the very service that Client desires. Client further understands that should an employee be enticed to leave, then GAP will be damaged in an amount the parties are incapable of calculating at this time. Therefore, the Client agrees not to offer employment to any employee or subcontractor of GAP, nor to allow any officer or director of Client to offer such employment with Client or any other company with whom officers and directors of Client are employed or hold a financial stake for a period of three (3) years.


IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


BY: /s/ Joseph H. Landis
    ------------------------
    Joseph H. Landis
    President


BY: /s/ Kevin E. Brannon
    ---------------------
    Kevin E. Brannon
    Chairman/CEO

                            ADVERTISING INSERT ORDER


                                   EXHIBIT "A"


I.   ADVERTISING and PRINTING SERVICES

     A. MoneyWorld Magazine - Lead Generation mailing (1,000,000 - 1 Million print Run Total).

              A minimum Eighteen page, four color magazine will be created of which:

                    /x/  $ 75,000    Junior Page
                    / /  $125,000    2 Page Spread
                    / /  $275,000    4 Page Spread

              advertorial will be dedicated to the Client. Creative concept, color separations, copy work and printing 1 Million Copies Mailed (of which 30,000 copies will be mailed to brokers).

     B. Growth Industry Report - Four page, follow-up mail piece designed for additional informational purposes that is mailed to respondents. A total of 7,500 will be printed and mailed to respondents via first class mail.

     C. Lead Tracking Summary maintained for all response leads generated and provided.

     D. Supply Companies with copies of all Inquiries in either, Diskette or Labels.

     E.  Supply company in separate Diskette or Labels Broker Inquiries.

                                   EXHIBIT "B"

                                PAYMENT AGREEMENT

                               made by and between

                            FREDERICK BREWING COMPANY

                                       and

                          GULF ATLANTIC PUBLISHING INC.


THIS AGREEMENT is made this 7th day of August, 1997, and will serve as confirmation of payment terms for services to be provided FREDERICK BREWING COMPANY, ("CLIENT") whereby GULF ATLANTIC PUBLISHING INC. ("GAP") has agreed to perform said services as defined in the "Advertising Insert Only."


                                      TERMS

     A.  CLIENT will pay to GAP,

            / /   $ 75,000    Junior Page
            / /   $125,000    2 Page Spread
            / /   $275,000    4 Page Spread

     B. This Agreement is subject to compliance with the rules of the Exchange and Securities Commissions on which Client is listed and registered.

     C. It is understood and agreed by the Parties that the above compensation in U.S. currency, or free trading shares of the Company, should be paid timely upon execution of this Agreement. GAP will retain the option, but is not compelled to begin its performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

     D. In the event of termination of the Agreement by Client, GAP shall be fully released and forever discharged by Client from any further obligations or liabilities with respect to the Advertising Insert and any results therefrom, save and except liabilities arising from GAP's own negligence during the term of this Agreement. Concurrently, Client shall be fully released and forever discharged by GAP from any and all obligations of further payments or liabilities with respect to the "Advertising Insert." This release in no way affects Point #7, Page 2 of the "Advertising Insert."


                                                         /s/
                                                         -----------------------
                                                         Initials

                                   EXHIBIT "B"
                                   continued


     E. Shares shall be made free trading through the registration that is mutually agreed upon by the Company's attorney and GAP's attorney.


IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



         BY:  /s/ Joseph H. Landis
              -----------------------
              Joseph H. Landis
              President



         BY:  /s/ Kevin E. Brannon
              -----------------------
              Kevin E. Brannon
              Chairman/CEO

                                  EXHIBIT "C"


FREDERICK BREWING COMPANY hereby designates the following person or persons to act on its behalf for purposes of signing off on all copies pursuant to Paragraph 4 of this Advertising Insert. GAP may rely upon the signature of any of the following:


  /s/ Not Legible                               /s/ Kevin E. Brannon

  ----------------------------------            ----------------------------
  Chairman:  Chief Executive Officer            DIRECTOR  (Please Print)


  /s/                                           /s/
  ----------------------------------            ----------------------------
  PRESIDENT (Please Sign)                       PRESIDENT (Please Print)


  /s/                                           /s/
  ----------------------------------            ----------------------------
  VICE-PRESIDENT (Please Sign)                  VICE-PRESIDENT (Please Print)